Exhibit 23




Consent of Gassman, Rebhun & Co., P.C., Independent Auditors





We consent to the incorporation by reference in the annual report (Form 10-K/T) pertaining to Nestor, Inc. of our independent auditor's report dated September 6, 1996 to be included in the annual report (Form 10-K/T) for the period ended December 31, 1996.




                              /S/ Gassman, Rebhun & Co., P.C.



New York, New York
March 31, 1997